Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2021 (the “Report”), of the Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Juan O. Guerrero Preston, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Juan O. Guerrero Preston
President, Principal Executive Officer

Date:	November 5, 2021

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2020 (the “Report”), of the Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Jose González, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jose González
Treasurer, Principal Financial Officer

Date:	November 5, 2021